                                                                                                   EXHIBIT 11
                                                                                                   ----------


                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
             PRIMARY AND FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                             (In thousands, except per-share amounts.)


                                                              For Three Months Ended    For Six Months Ended
                                                              ----------------------    ---------------------
                                                                June 30     June 30      June 30     June 30
                                                                  1997        1996         1997        1996
                                                               --------    --------     --------    --------
Income from continuing operations............................  $223,509    $ 41,047     $325,539    $173,047
  Add:
    Interest, net of tax and profit sharing effect, on
      convertible debentures assumed converted...............       345         460          686         921
                                                               --------    --------     --------    --------
Adjusted income from continuing operations...................   223,854      41,507      326,225     173,968
Income from discontinued operations..........................    25,403      34,549       52,718      65,785
                                                               --------    --------     --------    --------
Adjusted net income..........................................  $249,257    $ 76,056     $378,943    $239,753
                                                               ========    ========     ========    ========


Earnings per Common and Common Equivalent Share:
Weighted average common shares outstanding...................   191,494     189,530      191,098     189,486
  Weighted average common equivalent shares:
    Stock option and compensation plans......................     4,472       2,583        4,257       2,407
    Convertible debentures...................................     2,491       2,493        2,491       2,493
                                                                -------     -------      -------     -------
Weighted average common and common equivalent shares.........   198,457     194,606      197,846     194,386
                                                                =======     =======      =======     =======


Earnings per Common and Common Equivalent Share:
  Income from continuing operations..........................  $   1.13    $   0.21     $   1.65    $   0.89
  Income from discontinued operations........................      0.13        0.18         0.27        0.34
                                                               --------    --------     --------    --------
  Net income.................................................  $   1.26    $   0.39     $   1.92    $   1.23
                                                               ========    ========     ========    ========


Earnings per Common Share Assuming Full Dilution:
Weighted average common shares outstanding...................   191,494     189,530      191,O98     189,486
  Weighted average common equivalent shares:
    Stock option and compensation plans......................     4,475       2,583        4,475       2,409
    Convertible debentures...................................     2,491       2,493        2,491       2,493
                                                                -------     -------      -------     -------
Weighted average common and common equivalent shares.........   198,460     194,606      198,064     194,388
                                                                =======     =======      =======     =======

Earnings per Common Share Assuming Full Dilution:.
  Income from continuing operations..........................  $   1.13    $   0.21     $   1.64    $   0.89
  Income from discontinued operations........................      0.13        0.18         0.27        0.34
                                                               --------    --------     --------    --------
  Net income.................................................  $   1.26    $   0.39     $   1.91    $   1.23
                                                               ========    ========     ========    ========
